SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     February 14, 2012

ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-169928	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 150, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 550-9993
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 14, 2012, Organovo Holdings, Inc. (the “Registrant”) issued a press release announcing the completion of a merger on February 8, 2012 with Organovo, Inc. (“Organovo”). As a result of the merger, the Registrant acquired the business of Organovo, and will continue the existing business operations of Organovo, as a wholly-owned subsidiary. In completing the merger, the Registrant issued approximately 22.4 million shares of its common stock to the holders of Organovo common stock.  In addition, the Registrant announced in the press release the private placement of approximately 6.5 million units of its securities to qualified accredited investors, for total gross proceeds of approximately $6.5 million.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This current report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: February 14, 2012	By:	/s/ Keith Murphy
Name: Keith Murphy
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant, dated February 14, 2012.